Coffee Holding Co., Inc. Reports Results for Three and Six Months Ended April 30, 2019

STATEN ISLAND, New York – June 19, 2019. Coffee Holding Co., Inc. (Nasdaq: JVA) (the “Company” or “Coffee Holding Company”) today announced its operating results for the three months and six months ended April 30, 2019.

Net Sales. Net sales totaled $20,716,491 for the three months ended April 30, 2019, a decrease of $1,477,407, or 7%, from $22,193,898 for the three months ended April 30, 2018. The decrease in net sales reflects the lower selling price of coffee during this quarter as well as a decrease in sales of approximately $2,000,000 to the Company’s former largest wholesale green coffee customer.

Net sales totaled $44,350,299 for the six months ended April 30, 2019, an increase of $73,183 from $44,277,116 for the six months ended April 30, 2018. The increase in net sales reflects the continued integration of the Steep & Brew business into the Company’s sales mix as well as the Company’s increased sales of its branded and private label coffees, partially offset by a decrease of approximately $2,000,000 in sales to the Company’s former largest wholesale green coffee customer and a decrease in sales to Sears due to its bankruptcy filing.

Cost of Sales. Cost of sales for the three months ended April 30, 2019 was $17,174,825, or 82.9% of net sales, as compared to $18,326,914, or 82.6% of net sales, for the three months April 30, 2018. Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity. The decrease in cost of sales was due to the Company’s decreased sales partially offset by the increased cost of steel cans due to the increased tariffs and an increase in the Company’s losses on its hedging of futures and option contracts.

Cost of sales for the six months ended April 30, 2019 was $36,239,592, or 81.7% of net sales, as compared to $36,614,421, or 82.7% of net sales, for the six months April 30, 2018. Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity. The decrease in cost of sales was due to the Company’s decreased sales offset by the increased cost of steel cans due to the increased tariffs and the Company’s increased losses from its hedging of futures and option contracts.

Gross Profit. Gross profit for the three months ended April 30, 2019 was $3,541,666, a decrease of $325,318 from $3,866,984 for the three months ended April 30, 2018. Gross profit as a percentage of net sales decreased to 17.1% for the three months ended April 30, 2019 from 17.4% for the three months ended April 30, 2018. The decrease in gross profits resulted from higher steel and trucking costs as well as the Company’s increased losses from its hedging of futures and option contracts.

Gross profit for the six months ended April 30, 2019 was $8,110,707, an increase of $448,012 from $7,662,695 for the six months ended April 30, 2018. Gross profit as a percentage of net sales increased to 18.3% for the six months ended April 30, 2019 from 17.3% for the six months ended April 30, 2018. The increase in gross profits resulted from improved margins on the Company’s wholesale and roasted business, partially offset by higher steel and trucking costs.

Operating Expenses. Total operating expenses increased by $630,910 to $3,634,408 for the three months ended April 30, 2019 from $3,003,498 for the three months ended April 30, 2018. Selling and administrative expenses increased $644,006, or 22.7%, to $3,477,254 for the three months ended April 30, 2019 from $2,833,248 for the three months ended April 30, 2018. The primary reasons for this increase were the acquisition of Steep & Brew and the increase in the Company’s freight costs as the Company increased and expanded its product distribution. Officers’ salary decreased by $13,096 or 7.7% to $157,154 for the three months ended April 30, 2019 from $170,250 for the three months ended April 30, 2018.

Total operating expenses increased by $1,602,833 to $7,513,415 for the six months ended April 30, 2019 from $5,910,582 for the six months ended April 30, 2018. Selling and administrative expenses increased $1,582,833, or 28.4%, to $7,152,915 for the six months ended April 30, 2019 from $5,570,082 for the six months ended April 30, 2018. The primary reasons for this increase were the acquisition of Steep & Brew and the increase in the Company’s freight costs as the Company increased and expanded its product distribution. Officers’ salary increased by $20,000 or 5.9% to $360,500 for the six months ended April 30, 2019 from $340,500 for the six months ended April 30, 2018.

Net Income. The Company had a net loss of $238,468 or $0.04 per share basic and diluted, for the three months ended April 30, 2019 compared to net income of $510,849, or $0.09 per share basic and diluted for the three months ended April 30, 2018. The Company had net income of $76,247 or $0.01 per share basic and diluted, for the six months ended April 30, 2019 compared to net income of $942,236, or $0.16 per share basic and diluted for the six months ended April 30, 2018. The decrease in net income was due primarily to the reasons described above.

“The continued bear market in coffee weighed heavily on our results depressing revenues and profitability as coffee prices sank to fresh fourteen year lows during the past quarter; down an additional 16% over the last ninety day period. With approximately 50% of our revenues derived from the sale of green coffee beans there are really no effective means to insulate ourselves and our revenues from the decline in green coffee prices,” said Andrew Gordon, President and CEO of Coffee Holding Company. “Obviously these were not the results we anticipated at the start of this fiscal year. However, as a result of our horizontally integrated business model, gross profits, excluding losses from hedging, held steady during this period even as coffee prices collapsed. Our fully integrated platform enabled us to withstand many of the industry fundamental pressures that most of our competitors are unable to withstand.

“Like many of my colleagues in the coffee market, we did not anticipate the length and severity of this decline, the most extensive I’ve been involved with in my thirty five years of coffee industry experience. The playing field has fundamentally changed over the past few years from a supply/demand ballgame to a volatile atmosphere due to the over involvement of outside speculative forces. However, at this point, we’ve absorbed our paper losses during this quarter while at the same time locking in an extremely favorable physical inventory position for the foreseeable future. Even if prices do not rally in a meaningful way over the next 90-120 days and currently they have risen over 10% from their low, we believe the worst is behind us and a return to profitability is expected to occur. Obviously, if the market were to rally substantially, both revenues and gross profits would quickly move in the same direction.

“Over the past four years I believe we have done a tremendous job replacing the lost revenues from our former largest customer, Green Mountain Coffee Roasters. At one point, revenues from GMCR accounted for over 60% of our sales; including a decline of over two million dollars in this quarter compared to the same period last year. Our efforts to diversify our customer and revenue base have resulted in an increase in revenues during this period of approximately 50% through a combination of new customers for both our brands and private label as well as acquisitions, most notably Comfort Foods in Massachusetts. Unfortunately, our profitability has been mixed during this same period as transportation, health care, salaries and most recently tariffs and low coffee prices have had an adverse effect on our ability to expand our margins and increase our profits. However, we maintain that our strategies are correct and the results will begin to become more apparent and consistent in the immediate future as the negativity seems to be baked in at the moment.

“Finally, we continue to spend a significant amount of time on CBD and its potential role in the coffee market. Over the past year we have also had a large number of conversations with our customers and their interest in CBD coffee offerings. We have been pleased by their positive responses to this potentially market opportunity. As such, we will continue to spend time analyzing the CBD coffee market and finding the right time to enter it as the regulatory environment evolves,” concluded Andrew Gordon, the President and CEO of Coffee Holding Company.

About Coffee Holding

Coffee Holding Co., Inc. is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s outlook on future margin performance. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

Company Contact

Coffee Holding Co., Inc.

Andrew Gordon

President & CEO

718-832-0800

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

APRIL 30, 2019 AND OCTOBER 31, 2018

	April 30, 2019	October 31, 2018
	(Unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$3,163,494	$4,611,384
Accounts receivable, net of allowances of $144,000 for 2019 and 2018	8,741,240	9,914,297
Inventories	16,414,475	15,271,106
Prepaid expenses and other current assets	510,335	578,861
Prepaid and refundable income taxes	230,515	383,206
TOTAL CURRENT ASSETS	29,060,059	30,758,854

Machinery and equipment, at cost, net of accumulated depreciation of $6,582,909 and $6,251,828 for 2019 and 2018, respectively	2,305,849	2,350,208
Customer list and relationships, net of accumulated amortization of $128,834 and $108,875 for 2019 and 2018, respectively	556,166	576,125
Trademarks and tradenames	1,488,000	1,488,000
Other intangible assets	331,124	331,124
Non-compete, net of accumulated amortization of $19,800 and $9,900 for 2019 and 2018, respectively	79,200	89,100
Goodwill	2,157,661	2,157,661
Equity method investments	89,698	89,776
Deferred income tax asset	520,273	440,325
Deposits and other assets	664,089	552,904
TOTAL ASSETS	$37,252,119	$38,834,077

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,896,135	$4,833,548
Line of credit	5,767,540	6,260,014
Due to broker	626,434	22,046
Note payable		70,255
Income taxes payable	15,114	1,505
TOTAL CURRENT LIABILITIES	9,305,223	11,187,368

Deferred income tax liabilities	847,932	882,022
Deferred rent payable	218,042	242,143
Deferred compensation payable	474,997	532,726
TOTAL LIABILITIES	10,846,194	12,844,259

STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,494,680 shares issued; 5,569,349 shares outstanding as of April 30 2019 and October 31, 2018	6,494	6,494
Additional paid-in capital	16,129,075	16,104,075
Retained earnings	13,481,014	13,404,767
Less: Treasury stock, 925,331 common shares, at cost as of April 30, 2019 and October 31, 2018	(4,633,560)	(4,633,560)
Total Coffee Holding Co., Inc. Stockholders’ Equity	24,983,023	24,881,776
Noncontrolling interest	1,422,902	1,108,042
TOTAL EQUITY	26,405,925	25,989,818
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,252,119	$38,834,077

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

SIX AND THREE MONTHS ENDED APRIL 30, 2019 AND 2018

(Unaudited)

	Six Months Ended April 30,		Three Months Ended April 30,
	2019	2018	2019	2018
NET SALES	$44,350,299	$44,277,116	$20,716,491	$22,193,898

COST OF SALES (including $4.1 and $4.4 million of related party costs for the six months ended April 30, 2019 and 2018, respectively. Including $2.3 and $3.0 million for the three months ended April 30, 2019 and 2018, respectively.)	36,239,592	36,614,421	17,174,825	18,326,914

GROSS PROFIT	8,110,707	7,662,695	3,541,666	3,866,984

OPERATING EXPENSES:
Selling and administrative	7,152,915	5,570,082	3,477,254	2,833,248
Officers’ salaries	360,500	340,500	157,154	170,250
TOTAL	7,513,415	5,910,582	3,634,408	3,003,498

INCOME (LOSS) FROM OPERATIONS	597,292	1,752,113	(92,742)	863,486

OTHER INCOME (EXPENSE)
Interest income	5,353	7,737	3,565	4,690
Gain (loss) from equity method investment	(78)	(4,558)	(184)	257
Interest expense	(130,331)	(186,649)	(64,091)	(94,141)
TOTAL	(125,056)	(183,470)	(60,710)	(89,194)

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES AND NON-CONTROLLING INTEREST IN SUBSIDIARY	472,236	1,568,643	(153,452)	774,292

Provision (benefit) for income taxes	81,130	394,916	(44,790)	181,152

NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARY	391,106	1,173,727	(108,662)	593,140
Less: Net (income) attributable to the non-controlling interest	(314,859)	(231,491)	(129,806)	(82,291)

NET INCOME (LOSS) ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$76,247	$942,236	$(238,468)	$510,849

Basic and diluted earnings per share	$.01	$.16	$(.04)	$.09

Weighted average common shares outstanding:
Basic and diluted	5,569,349	5,743,967	5,569,349	5,721,635

COFFEE HOLDING CO., INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED APRIL 30, 2019 AND 2018

(Unaudited)

	2019	2018
OPERATING ACTIVITIES:
Net income	$391,106	$1,173,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	360,940	352,777
Stock-based compensation	25,000	-
Unrealized loss (gain) on commodities	604,388	(852,908)
Loss (gain) on equity method investments	78	4,558
Deferred rent	(24,101)	882
Deferred income taxes	(114,038)	307,450
Changes in operating assets and liabilities:
Accounts receivable	1,173,057	(403,173)
Inventories	(1,143,369)	1,105,528
Prepaid expenses and other current assets	68,526	306,413
Prepaid green coffee	-	58,953
Prepaid and refundable income taxes	152,691	25,463
Accounts payable and accrued expenses	(1,937,413)	(1,513,226)
Deposits and other assets	(168,914)
Income taxes payable	13,609	(1,046)
Net cash (used in) provided by operating activities	(598,440)	565,398

INVESTING ACTIVITIES:
Cash paid for business acquisition	-	(2,740,217)
Purchases of machinery and equipment	(286,721)	(280,128)
Net cash used in investing activities	(286,721)	(3,020,345)

FINANCING ACTIVITIES:
Advances under bank line of credit	7,526	3,800,200
Purchase of treasury stock	-	(438,790)
Principal payment on note payable	(70,255)
Principal payments under bank line of credit	(500,000)
Net cash (used in) provided by financing activities	(562,729)	3,361,410

NET (DECREASE) INCREASE IN CASH	(1,447,890)	906,463

CASH, BEGINNING OF PERIOD	4,611,384	2,325,650

CASH, END OF PERIOD	$3,163,494	$3,232,113

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$131,901	$178,293
Income taxes paid	$28,868	$26,863

COFFEE HOLDING CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED APRIL 30, 2019 AND 2018
(Unaudited)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
On April 24, 2018 Generations Coffee Company acquired the assets of Steep & Brew, Inc.:

Accounts receivable	$86,442
Inventory	1,140,893
Equipment	450,000
Prepaid expenses	62,882
Non-compete	150,000
Goodwill	1,000,000
Less: Note payable	150,000
Net cash paid	$2,740,217